Exhibit 10.13

651 STRATFORD LEASE

THIS LEASE AGREEMENT made this 20th day of June, 2003 between Rafanelli and Nahas, a California General Partnership (“Owner”), and MWI Veterinary Supply Co,, an Idaho Corporation (“Tenant”);

LEASE OF PREMISES

The Owner hereby leases to the Tenant and the Tenant hereby rents from the Owner, subject to the tens and provisions of this Lease, including the General Provisions hereafter set forth and the Exhibits hereafter identified and attached hereto, those certain premises (hereafter “Premises”) shown and described on “Exhibit B” attached hereto and made a part hereof, which Premises are located in that certain building described in Section 1 of the Basic Lease Provisions below.  As used in this Lease, reference to the “Building” shall mean the whole of the building structure, parking areas, landscaping and other improvements, together with the underlying land.

BASIC LEASE PROVISIONS

1.                                       Building Name:                                       651 Stratford

2.                                       Premises Address:                     651 Stratford Drive, Suite 100, Meridian, ID 83642

3.                                       Building Rentable Area:                                         44,304 square feet.

4.                                       Net Rentable Area of Premises:                           26,374 square feet.

5.                                       Premises Percentage:                                59.53% (Section 3.03).

6.                                       Basic Annual Rent:                                         $189,892.80 ($7.20 per square foot per annum);

7.                                       Monthly Rental Installments:                                     Basic Rent - $15,824.40 (Section 3.02).
Building Operating Expenses - $ 3,846.21 (Section 3.03).

8.                                       Rent Adjustment:                          (Exhibit G hereof).

9.                                       Initial Term:                                 Seven (7) years and Two (2) months.

10.                                 Target Commencement Date:               October 1, 2003.

11.                                 Option(s) to Renew:             Three 5-year options (Exhibit H hereof).

12.                                 Security Deposit:                            None.

13.                                 Tenant’s Address for Delivery of Notices:                                                                With copy to:

651 Stratford Drive, Suite #100
Meridian, ID 83642

14.                                 Owner’s Address for Payment of Rent and Delivery of Notices:                                                 With copy to:

651 Stratford	Rafanelli and Nahas
c/o Rafanelli and Nahas	1 Bates Blvd.
412 E. Parkcenter Blvd., Suite 200	Suite 200
Boise, Idaho 83706	Orinda, CA 94563

Exhibits Attached:                      Exhibit A (Site Plan - Legal Description); Exhibit B (Leasing Plan);Exhibit C (Rules and Regulations); Exhibit D (Construction); Exhibit E (Commencement and Expiration); Exhibit F (Sign Criteria); Exhibit G (Adjustment of Basic Annual Rent); Exhibit H (Option to Renew); Exhibit I (Additional Insureds); Appendix I (Hazardous Waste); and Appendix II (Bankruptcy or Insolvency).

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and the General Provisions and Exhibits attached, as of the date first above written.

OWNER RAFANELLI AND NAHAS, A California General Partnership		TENANT: MWI VETERINARY SUPPLY CO. An Idaho Corporation

/s/ Ronald C. Nahas		/s/ James F. Cleary, Jr.
Date Signed:	June 20, 2003	Date Signed:	June 20, 2003
By: Ronald C. Nahas,		By: James F. Cleary, Jr.
Title: General Partner		Title: President and CEO

GENERAL PROVISIONS

I.  PREMISES AND COMMON AREAS

1.01.                        Premises.  The Premises subject to this Lease shall be that portion of the Building as shown on Exhibit B extending from the top surface of the subfloor to the bottom surface of the ceiling above, but excluding any common stairways, stairwells, hallways, access ways, pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common with other parts of the Building.  The Tenant acknowledges that Net Rentable Area of the Premises as set forth in the Basic Lease Provisions has been determined in accordance with the BOMA Standards, and that the Net Rentable Area of the Premises as so specified includes a pro-rata portion of the interior common areas in the Building.  Tenant shall have the right within sixty (60) days after the Commencement Date to remeasure the Premises using the aforesaid standards.  If such remeasurement shall disclose a square footage different that that set forth herein, the Owner shall have the right to certify such remeasurement and after notification -to Tenant of such certification, the Owner and Tenant shall promptly enter into an amendment of this Lease setting forth the correct square footage, and adjusting the Annual Base Rent, the Premises Percentage and other charges and allowances based on such corrected square footage.  The Tenant accepts the Premises “as is” and, except as described on “Exhibit D” attached hereto and made a part hereof, the Owner shall have no responsibility to construct or pay for any tenant or other improvements in the Premises.

1.02.                        Common Areas.  Subject to reasonable rules from time to time made by the Owner and delivered to the Tenant, the Tenant shall have the right to use in common with the Owner and other tenants the following (hereafter “Common Areas”):

(a)                                  Building Common Area.  The common stairways, access ways and passage ways and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises.

(b)                                 Floor Common Area.  If the Premises include less than the entire gross leaseable area of any floor, the common lobbies, hallways, lavatories and other common facilities.

(c)                                  Land Common Area.  Common walkways, interior and exterior window surfaces, sidewalks and driveways necessary for access to the Building, landscaping and the parking lot appurtenant to the Building.

The Tenant shall neither temporarily or permanently place or store any materials, supplies, equipment or other property in the Common Areas.

1.03.                        Owner’s Reserved Rights in Common Areas.  The Owner reserves the right, from time to time, without unreasonable interference with the Tenant’s occupancy, to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling, surfaces, below the floor surfaces, within the walls and in the central core areas and to expand the Building.

1.04.                        Parking.  The Tenant shall be entitled to park in common with other tenants of the Building in the parking facilities provided for all tenants of the Building as shown on Exhibit A attached hereto.  During the term of this Lease and any renewal terms thereof, the Owner shall provide Tenant with the use of at least 150 parking spaces in said parking facilities on a non-reserved basis.  The Tenant agrees not to overburden the parking facilities and agrees to cooperate with the Owner and other tenants in the use of the parking facilities.

II.  TERM

2.01.                        Initial Term.  The initial term (hereafter “Initial Term”) of this Lease as set forth in the Basic Lease Provisions shall commence on the Target Commencement Date specified in the Basic Lease Provisions or such later date as the Owner substantially completes the improvements to be constructed/installed by the Owner, if any, described on Exhibit D (hereafter “Commencement Date”).  If the Tenant is to construct/install all of the tenant improvements within the Premises, and such is so specified on Exhibit D, the Commencement Date shall be the Target Commencement Date unless the delay in the completion of the tenant improvements is extended under Section 17.14, below, or caused by the failure of the Owner to timely deliver the Premises to the Tenant.  If the Commencement Date is other than the first day of a calendar month, the Initial Term shall be computed from the first day of the calendar month next succeeding the Commencement Date.  Within thirty (30) days after the Commencement Date, the parties hereto shall confirm the Commencement Date and Expiration Date in writing.

2.02.                        Option to Renew.  If an option(s) to renew the term of this Lease is indicated in the Basic Lease Provisions, such option(s) to renew shall be on the terms set forth on “Exhibit H” attached hereto and made a part hereof.

III.  RENT

3.01.                        Security Deposit.  Intentionally Omitted.

3.02.                        Rent.  The Tenant shall pay to the Owner, without deduction or off-set, the Basic Annual Rent for the Premises specified in the Basic Lease Provisions, in equal monthly installments on the first (1st) day of each calendar month, in advance, commencing on the Commencement Date.  Basic Annual Rent for any period less than a full calendar month shall be pro-rated on a per diem basis.  The Basic Annual Rent shall be escalated as provided in “Exhibit G” attached hereto and made a part hereof.

3.03.                        Additional Rent.  The Tenant shall reimburse the Owner, as additional rent, the Tenant’s proportionate share (“Premises Percentage”) of the Building Operating Expenses (hereafter defined) paid or incurred by the Owner.  The Tenant’s Premises Percentage of the Building Operating Expenses shall be determined by multiplying the total of the Building Operating Expenses by the Tenant’s Premises Percentage set forth in the Basic Lease Provisions.

All amounts payable by the Tenant under this Section as Building Operating Expenses may be estimated and shall be paid in equal monthly installments in advance at the same time and place as provided herein for the payment of the monthly rent.  Such payment shall initially be equal to one-twelfth (1/12th) of the total of the Owner’s reasonable estimate of the Building Operating Expenses for the calendar year, adjusted to reflect the Owner’s reasonable estimate of anticipated increases or decreases in the Building Operating Expenses.  Within one hundred twenty (120) days of the end of each calendar year, the Owner shall determine the actual amount of the Building Operating Expenses for the immediately preceding year and furnish the Tenant with a copy of such calculation, including a calculation of the Tenant’s proportionate share.  If the amount paid by the Tenant for that year exceeds the Tenant’s proportionate share, the Tenant shall be given a credit against the next Building Operating Expenses payment(s) due from the Tenant or a refund, if the term of the Lease has expired.  If the amount paid by the Tenant for that year is less than the Tenant’s proportionate share of the Building Operating Expenses, the Tenant shall pay to the Owner the deficit within thirty (30) days of receipt of the calculation.  Appropriate adjustment shall be made for any period of less than one (1) full year.

The term “Building Operating Expenses” as used herein shall include all costs for the maintenance and operation of the Building and the Common Areas as determined by standard accounting practices and shall include the following costs by way of illustration but not limitation: real and personal property taxes and the Owner’s expenses in contesting any such taxes by appropriate legal proceedings; water and sewer charges; insurance premiums; electricity, gas and other utility services used in connection with the operation of the Building, including the Common Areas; lighting; janitorial, trash removal, maintenance and repair with respect to the exterior of the Building and the Common Areas, including signage not installed by a tenant; maintenance and repair of the roof of the Building; general maintenance, repair and replacement of the equipment, components, facilities and improvements in the Building and the Common Areas; security services for the Building and the Common Areas; landscaping maintenance and replacement; parking lot maintenance, including upkeep, repair, seal-coating, resurfacing, policing, sweeping and cleaning, painting, restriping, snow removal and ice treatment; Owners Association assessments; alterations required by applicable law or codes or to protect the health and safety of the tenants and other persons using the Building and the Common Areas; and an administrative and overhead charge equal to ten percent (10.0%) of the total of the Building Operating Expenses.  It is agreed that the Building Operating Expenses relating to real property taxes, insurance premiums, common walkways, sidewalks, driveways, loading dock, landscaping, parking area and any other exterior common areas shall be allocated to the two (2) buildings shown on Exhibit A hereto and identified as the 625 Building and the 651 Building (hereafter “Stratford Buildings”), based on the rentable area within each of said buildings.  Any Building Operating Expense which relates to less than all of the Stratford Buildings shall be charged to only the building which benefits therefrom and no part of such Building Operating Expense shall be charged to the building which receives no benefit therefrom.

Notwithstanding the foregoing, Building Operating Expenses shall not include (i) any cost representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or entity; (ii) structural repairs to the Building and the exterior walls; and (iii) replacement of the roof of the Building.

The failure of the Tenant to pay the Tenant’s Premises Percentage of the Building Operating Expenses within the time provided in this Lease shall constitute a default under the terms hereof in like manner as the failure of the Tenant to pay the Basic Annual Rent when due.

3.04.                        Late Charges.  The Tenant acknowledges that the late payment of rent to the Owner will cause the Owner to incur costs not contemplated by this Lease, the exact amount of which the Owner is not capable of determining.  Accordingly, if any monthly installment of the Basic Annual Rent shall not be received by the Owner within ten (10) days after its due date, the Tenant shall pay to the Owner a late charge equal to ten percent (10%) of such overdue rent.  Further, and in addition to any late charges, any sums (including rent) payable by the Tenant to the Owner under the terms of this Lease which shall be past due for a period of thirty (30) or more days, shall bear interest from the due date at the rate of eighteen percent (18%) per annum.  Acceptance of a late charge by the Owner or interest on overdue amounts shall not constitute a waiver of the Tenant’s default with respect to such overdue amount nor prevent the Owner from exercising any other rights or remedies granted hereunder.  No payment by the Tenant of an amount less than that then due shall be deemed or construed other than a part payment on account of the most recent rent due nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

3.05.                        Place of Payment.  Until otherwise directed by the Owner in writing, the Tenant shall deliver all notices and pay all Basic Annual Rent and other amounts due under this Lease to the Owner at the address for the Owner set forth in the Basic Lease Provisions.

IV.  USE OF PREMISES

4.01.                        Use.  The Tenant shall use the Premises for general office and light warehouse purposes only.  Any different use by the Tenant shall first require the prior written consent of the Owner.  The Tenant’s use of the Premises shall be in full compliance with all statutes, ordinances, rules, regulations and laws applicable to the Premises and in a manner which shall not result in a nuisance to or unnecessary disturbance of other tenants of Building.  In the Tenant’s use of the Premises, the Tenant shall not use, store or dispose of any substance which is classified or defined as “hazardous” or “toxic” under any federal, state or local law, statute, ordinance or regulation, excepting therefrom substances in common commercial use in a general office.  If the Premises or the Building become contaminated by reason of the Tenant’s breach of the Tenant’s obligations contained in this Section, the Tenant shall indemnify, defend, save and hold the Owner harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses, including consequential damages that may result from such contamination, including but not limited to loss of rent and a decrease in value of the Premises, and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees, arising during or after the lease term and arising as a result of that contamination by the Tenant.  This indemnification includes, without limitation, any and all costs paid or incurred by the Owner because of any investigation of the Premises, and/or any cleanup, removal or restoration required by applicable Laws or mandated by any federal, state or local governmental agency or entity, provided that the hazardous substance(s) are present as a result of the negligence (misfeasance or nonfeasance), willful misconduct or other acts of the Tenant.  Without limitation of the foregoing, if the Tenant causes or permits the presence of any hazardous substance(s) on the Premises and such results in contamination of the Premises, the Tenant shall promptly, at the Tenant’s sole expense, take any and all necessary action to return the Premises to the condition existing prior to the presence of any such hazardous substance(s) on the Premises.  The Tenant shall first obtain the Owner’s approval of any such remedial action.  The indemnification obligations of the Tenant as set forth herein shall survive the expiration or earlier termination of this Lease.  The Tenant shall comply with all rules and regulations of the National Fire Protection Association, the applicable Fire Rating Bureau and any similar body.  The Tenant shall not maintain any item or do anything in or about the Premises which would cause the increase of insurance rates or make such insurance unobtainable.  If the Tenant installs on the Premises any electrical equipment which causes an overload on the electrical service to the Premises, the Tenant shall pay for all necessary changes to comply with the requirements of insurers, the providing utility company and any governmental authorities having jurisdiction thereover.  The Tenant shall not use the Premises in any manner which would constitute waste.

4.02.                        Suitability.  The Tenant acknowledges that the Owner (including any agent of the Owner) has not made any representation or warranty with respect to the Premises or concerning their suitability for the uses intended by the Tenant.  The Tenant agrees that the Owner has not agreed to undertake any modification, alteration or improvement of the Premises except as provided on Exhibit D.  The taking of possession of the Premises by the Tenant shall conclusively establish that the same were at that time in a satisfactory condition unless within thirty (30) days after the date of possession the Tenant gives to the Owner a written notice specifying in reasonable detail items which are defective or in an unsatisfactory condition.

4.03.                        Improvements by Tenant - Obligations of Tenant.  If the Tenant is to construct/install any of the tenant improvements in the Premises, the obligations of the Tenant set forth in Articles VII, VIII and IX of this Lease shall commence and be in force and effect from and after the date the Tenant, or the Tenant’s employees, contractors or agents, take possession of the Premises, notwithstanding that the Commencement Date is later than the date of said possession.

V.  UTILITIES AND SERVICES

5.01.                        Owner’s Obligations.  With respect to the Common Areas and exterior of the Building, the Owner shall provide all utilities and services, including janitorial and maintenance of the parking lot and sidewalks, and maintenance of the landscaped areas; provided that the costs and expenses incurred by the Owner in connection therefor shall be included in the Building Operating Expenses as provided in Section 3.03 hereof.  The Owner shall have the exclusive right to select the companies to provide the utilities and services to be furnished to the Premises.

5.02.                        Tenant’s Obligations.  From and after the date Owner delivers possession of the Premises to Tenant and continuing through the term of this Lease, Tenant shall pay all charges for the rental of a trash dumpster and the removal of trash deposited in said dumpster in the area designated by Owner, gas, electricity, water, telephone service, security alarm system, if any, janitorial services with respect to the Premises, including the replacement of all light bulbs, tubes, ballasts and starters as needed, and all other charges for services or utilities of whatsoever kind or nature used in, upon or about the Premises by Tenant or any of its contractors, subtenants, licensees or concessionaires.  In the event that any utility or similar service used or consumed by the Tenant on the Premises is not separately metered and/or billed to the Tenant, the Tenant shall pay a portion thereof determined by prorating the cost thereof to all tenants who use or consume the utility or service based on the square footage within each tenants’ premises served thereby.  The Owner shall not be liable for any failure to furnish or the limitation on furnishing any utilities to the Premises when such is the result of accidents, strikes, lockouts, government action, shortages or conditions beyond the Owner’s control and the Tenant shall not be entitled to any damages nor shall any such failure relieve the Tenant of the obligation to pay the full rent reserved herein or constitute a constructive or other eviction of the Tenant.

In addition, the Tenant shall pay the Tenant’s Premises Percentage of the Building Operating Expenses as provided in Section 3.03, above.

VI.  TAXES

6.01.                        Real Property Taxes.  The Owner shall pay all ad valorem real property taxes levied and assessed against the Building, subject to the obligation of the Tenant to reimburse the Owner for the Tenant’s Premises Percentage thereof in the Building Operating Expenses as provided in Section 3.03, above.

6.02.                        Personal Property Taxes.  The Tenant shall pay all personal property taxes levied and assessed against the Tenant’s fixtures, equipment and other property.

VII.  INSURANCE

7.01.                        Landlord’s Insurance.  All insurance maintained by Owner shall be for the sole benefit of Owner and under Owner’s sole control.

(a)                                  Property Insurance.  Owner agrees to maintain property insurance insuring the Building against damage or destruction due to risks including fire, vandalism and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Owner.  At its election, Owner may instead obtain “All Risk” coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Owner.

(b)                                 Optional Insurance.  Owner, at Owner’s option, may also carry insurance against loss of rent, in amount equal to the amount of Basic Annual Rent and additional rent that Owner could be required to abate to all building tenants in the event of condemnation, damage or destruction for a period of twelve months.  Owner may also carry such other insurance as Owner may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Owner shall determine.  Owner shall not be obligated to insure any furniture, machinery, goods, inventory or supplies which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

7.02.                        Tenant’s Insurance.  Tenant shall procure at Tenant’s sole cost and expense and keep in force during this Lease the following insurance issued by an insurance company acceptable to Owner and licensed to do business in the State of Idaho:

(a)                                  Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of Tenant in or about the Premises for bodily injury, property damage and personal injury liability.  Tenant’s CGL coverage shall be written with limits of not less than: Two-Million Dollars ($2,000,000) each occurrence (combined single limit for bodily injury and property damage); One-Million Dollars ($1,000,000) for personal injury liability; One-Million Dollars ($1,000,000) aggregate for products – completed operations; and Two-Million Dollars ($2,000,000) general aggregate.  The general aggregate limit shall apply separately to liability arising in connection with Tenant’s use and occupancy of the Premises.  Said policy shall provide contractual liability coverage Insuring Tenant’s indemnification obligations under this Lease.  Said policy shall name the Owner and those other persons and entities named on “Exhibit I” attached hereto and made a part hereof as additional insureds thereunder.  Said policy shall provide that its coverage shall be “primary” and non-contributing with any insurance maintained by Owner and any party holding an interest to which this Lease may be subordinated.

(b)                                 Workers’ Compensation and Employers’ Liability Insurance.  Workers’ Compensation Insurance shall be provided as required by any applicable law or regulation.  Employers’ Liability Insurance shall be provided in amounts not less than One-Million Dollars ($1,000,000) each accident for bodily injury by accident; One-Million Dollars $1,000,000) policy limit for bodily injury by disease; and One-Million Dollars ($1,000,000) each employee for bodily injury by disease.

(c)                                  Property Insurance on Tenant’s Improvements and Betterments on an “all risk” basis, excluding earthquake peril, for one hundred percent (100%) of replacement value.

(d)                                 Commercial Auto Liability Insurance with a combined limit of not less than One-Million Dollars ($1,000,000) for bodily injury and property damage for each accident.  Such insurance shall cover liability arising out of any auto (including owned, hired and non-owned autos).

(e)                                  General Insurance Requirements.  All coverage described in this paragraph shall provide, or shall be endorsed to provide: that said insurance shall not be canceled nor materially reduced unless thirty (30) days prior written notice shall have been given to Owner, and (b) a waiver of all rights of subrogation by the insurance carrier against Owner, its agents, employees and any party holding an interest to which this Lease may be subordinated.  Certificate(s) of insurance, along with any required endorsements, evidencing the foregoing coverage requirements shall be delivered to Owner by Tenant before commencement of the term of this Lease and upon renewal of said insurance.

7.03.                        Plate Glass.  The Tenant shall be responsible for the maintenance, repair or replacement of any plate glass on or in the Premises, but shall have the option to either insure the risk or to self-insure the same.

7.04.                        Policy Form.  All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder’s rating of not less than A and a financial rating of AAA (or equivalent ratings if such are changed) as rated in the most current available “Best’s Insurance Reports” and qualified to do business in the State of Idaho.  Executed copies of the policies of insurance to be provided by the Tenant, or certificates thereof, shall be delivered to the Owner within ten (10) days after the Commencement Date of the Initial Term of this Lease and thereafter within thirty (30) days prior to the expiration of the term of each policy.  All public liability and property damage policies shall contain a provision that the Owner, although named as an additional insured, shall nevertheless be entitled to recover under such policies for any loss occasioned by the Owner, or the employees, agents, contractors or invitees of the Owner.  When any such policy shall expire or terminate, a like renewal or additional policy shall be purchased and maintained by the Tenant.  All policies of insurance provided by the Tenant shall be written as primary policies, not contributing with or in excess of coverage which the Owner may carry, and shall contain a provision that the insurer shall give to the Owner twenty (20) days’ prior notice in writing of any cancellation or lapse or of any reduction in the amounts of insurance.

7.05.                        Failure of Tenant to Insure.  In the event the Tenant shall fail to purchase and keep in force any of the insurance required of the Tenant in this Article, the Owner may, but shall not be required to, purchase and keep in force the same, in which event the Tenant shall reimburse the Owner the full amount of the Owner’s expense with respect thereto, said reimbursement to be made within ten (10) days after demand for such reimbursement by the Owner.  The election by the Owner to purchase said insurance on behalf of the Tenant shall not constitute a curing of the default occasioned by the Tenant’s failure nor be an election of remedies otherwise available to the Owner.

7.06.                        Waiver of Subrogation.  Any insurance policy carried by either party as required by this Lease shall include a clause or endorsement denying to the insurer a right of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of an injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a clause or endorsement to the extent of the insurance proceeds paid or payable by reason of the injury or loss covered thereby.

7.07.                        Non-Liability of Owner.  The Owner shall not be liable for (i) any bodily or personal injury to any person(s) arising from or occurring on the Premises, unless caused by the negligence or intentional act of the Owner or the Owner’s employees, agents or contractors, (ii) any damage to or loss, by theft or otherwise, of property of the Tenant or of others located on the Premises, or (iii) injury or damage to property resulting from fire, explosion, sprinklers, falling plaster, steam, gas, electricity, water, rain, snow or leaks from the pipes, appliances, plumbing, street or subsurface, or from any other place or from dampness.  The Tenant assumes the risk of all property kept or stored on the Premises and shall hold the Owner harmless from any claims arising out of damage to the same.  The Tenant shall give prompt notice to the Owner in case of fire or accidents on or in the Premises or defects thereon or therein.  The Tenant agrees to indemnify, defend and hold the Owner harmless from any and all claims of and damages for such bodily and personal injury and property loss.

VIII.  MAINTENANCE AND REPAIR

8.01.                        Owner’s Obligations.  The Owner shall be responsible for any structural repairs to the Building, and the exterior walls and roof of the Building, and for any repairs or maintenance of the Common Areas.  As used herein, “exterior walls” shall not be deemed to include store front(s), plate glass, including window frames, doors and appurtenances.  In addition, the Owner shall be responsible for any maintenance and repairs to any portion of the Premises and/or the mechanical equipment which maintenance or repairs are covered by any warranty owned by the Owner.  The Owner shall be under no obligation to make any repairs, alterations, replacements or improvements to and upon the Premises or the mechanical equipment or facilities that exclusively serve the Premises except as provided in this Lease.  It is further understood and agreed that the Owner shall not be required to make repairs or perform any maintenance with respect to the Building, the Premises and/or the mechanical equipment or facilities necessitated by the negligence or intentional act of the Tenant (or anyone claiming under the Tenant), or by reason of the failure of the Tenant to perform or observe any conditions or agreements contained in this Lease, or caused by alterations, additions or improvements made by the Tenant or anyone claiming under the Tenant.  The Tenant shall, at the Tenant’s sole cost and expense, repair any and all damage to those portions of the Building, the Premises or the Common Areas to be repaired or maintained by the Owner resulting from the acts or omissions of the Tenant, the Tenant’s employees, agents, contractors, licensees or invitees.  The Owner retains the option of having the Owner’s contractor repair and maintain the sprinkler system, if any, in the Premises at the Tenant’s expense.  The Owner shall not in any way be liable to the Tenant for failure to make repairs as herein specifically required of the Owner unless the Tenant has previously notified the Owner, in writing, of the need for such repairs and the Owner has failed to commence and complete said repairs within a reasonable period of time following receipt of the Tenant’s written notification.  As used in the preceding sentence, “reasonable period of time” shall mean that the Owner has commenced its investigation of the need for such repairs within ten (10) business days following its receipt of the written notice of the need therefor from the Tenant and, if such repairs are determined by the Owner to be necessary and the responsibility of the Owner, the Owner thereafter diligently commences and completes the same with due allowance being made for delays occasioned by the time to obtain design services, governmental approvals and permits, if required, the availability of contractor(s) and materials and weather.

8.02.                        Tenant’s Obligations.  The Tenant shall at all times keep the Premises in good order, condition and repair, including periodic painting of the interior of the Premises.  The Tenant’s duty to maintain and repair includes, but is not limited to: (i) maintaining, repairing and/or replacement, if required, of all portions of the Premises and/or the mechanical equipment or facilities that exclusively service the Premises not to be maintained or repaired by the Owner as provided in Section 8.01 above; provided, however that during the first (1”) year of the Initial Term of this Lease, the Owner shall be responsible for any repairs or replacements of the heating, ventilation, and air conditioning (“HVAC”)-equipment serving the Premises except for any repair or replacement necessitated by the negligence or intentional act of the Tenant; (ii) maintaining the exterior and interior of the store front, entrances, doors and windows; (iii) the interior walls including demising walls; (iv) all utility meters, fixtures, equipment, heating and air conditioning equipment and systems; (v) lighting, electrical and plumbing facilities and fixtures; (vi) floor covering, ceilings and all other interior portions of the Premises; and (vii) the Tenant’s signs and displays on the exterior of the Premises.  Prior to the Commencement Date of this Lease, the Owner at the Owner’s sole cost and expense shall have an independent third party conduct an examination and issue a written report to ascertain that the HVAC equipment serving the Premises is functioning properly, is in good working order and is designed in accordance with the “Plans” defined in Exhibit D of this Lease.  The Owner represents and warrants to the Tenant that at the Commencement Date of this Lease all plumbing and electrical equipment and facilities that serve the Premises shall be in good working order and condition.  Owner shall contract with a qualified heating and air conditioning service contractor to perform all routine maintenance to the HVAC equipment serving the Premises, including the changing of filters as recommended by the manufacturer, and shall deliver a copy of such service to Tenant.  Tenant shall reimburse Owner for the cost of such service to Tenant’s heating, ventilation and air conditioning system within twenty (20) days of Tenant’s receipt of Owner’s bill for such service.  Any replacements made by the Tenant hereunder shall be of like or better quality than existed at the Commencement Date of the Initial Term of this Lease.  The Tenant shall take good care of the Premises and shall reimburse the Owner for any repairs thereto or to the Building or Common Areas which are necessitated by the misuse or negligence of the Tenant, or the Tenant’s employees, agents, contractors, licensees or invitees.

IX.  INDEMNITY

9.01.                        By Tenant.  The Tenant agrees to indemnify and hold the Owner harmless against all actions, claims, demands, costs, damages or expenses of any kind on account thereof, including attorneys’ fees and costs of defense, which may be brought or made against the Owner, or which the Owner may pay or incur, by reason of the Tenant’s use and occupancy of the Premises or the Tenant’s failure to perform its obligations under this Lease or which arise from any accident, incident, injury, damage, from whatever cause, to any person or property occurring in or about the Premises, except to the extent caused by negligence or willful acts or omissions of the Owner or any employee, agent or contractor of the Owner, or the Owner’s breach of this Lease.

9.02.                        By Owner.  The Owner agrees to indemnify and hold the Tenant harmless against all actions, claims, demands, costs, damages or expense of any kind on account thereof, including attorneys’ fees and costs of defense, which may be brought or made against the Tenant, or which the Tenant may pay or incur, by reason of the Owner’s failure to perform its obligations under this Lease, except to the extent caused by the negligence or willful acts or omissions of the Tenant or any employee, agent or contractor of the Tenant.

9.03.                        Damage to Other Tenants.  The Tenant shall be directly responsible to other tenants of the Building for any damage caused to them by reason of the Tenant’s use of the Premises or the Common Areas or by any acts or negligence of the Tenant, or the Tenant’s employees, agents, contractors or invitees.  As to any damage to the Tenant caused by other tenants, the Tenant shall look only to such other tenants and not to the Owner for compensation.

X.  ALTERATIONS

10.01.                  Consent Required.  The Tenant shall make no alterations, improvements or additions (“Improvements”) in or about the Premises without the prior written approval of the Owner.  All approved Improvements shall be performed at the sole cost of the Tenant in compliance with all applicable statutes, ordinances, codes and regulations.  Upon expiration of the term of this Lease, the Improvements shall be considered a part of the Premises and remain therein unless the Owner shall request their removal, in which event the Improvements shall be promptly removed by the Tenant and the Premises restored to substantially the condition existing prior to such Improvements; provided, however, the Tenant shall have no obligation to remove any improvements to the Premises installed or made prior to the Commencement Date by the tenant who previously occupied the Premises or by the Owner pursuant to the “Plans” defined in Exhibit D of this Lease.  The granting of the consent by the Owner as provided herein shall not constitute the appointment of the Tenant as the agent of the Owner with respect to the approved Improvements.  The Tenant shall timely perform, at the Tenant’s sole cost, in a good workmanlike manner, all alterations and/or repairs to the Premises required by any federal, state or local building, fire, life-safety or similar law, ordinance, code or regulation adopted or amended after the Commencement Date of this Lease and applicable to the Premises, or required by reason of any alteration to the Premises performed by the Tenant or a change in the Tenant’s use of the Premises, even though such alteration(s) and/or change in use may be consented to by the Owner.

10.02.                  Trade Fixtures.  Trade fixtures, equipment and other personal property which are installed in the Premises by the Tenant and are not permanently affixed to the walls, ceilings, floors or other part thereof shall remain the property of the Tenant and, providing the Tenant is not in default under this Lease, they may be removed by the Tenant at any time during the term of this Lease provided that the Tenant promptly repairs all damage resulting from the installation or removal and fully restores the Premises.

10.03.                  Liens Prohibited.  The Tenant shall pay all costs for the work done by or for the Tenant on the Premises and the Tenant shall keep the Premises and the Building free and clear of all liens of whatever kind or nature.  The Tenant shall indemnify, save and hold the Owner and the Building harmless against any liability, loss, damage, cost, attorneys’ fees and all other expenses on account of any prohibited lien.

XI.  DAMAGE/EMINENT DOMAIN

11.01.                  If during the Lease term the Premises or the Building, or any substantial part thereof, are damaged materially by fire or other casualty, or a taking occurs through the exercise of the power of eminent domain, this Lease shall terminate at the Owner’s election exercised by a written notice delivered to the Tenant within thirty (30) days after the casualty or taking has occurred.  In case of damage to or a taking of a part of the Premises, if the remainder is insufficient for use for the Tenant’s purposes or if the time required to restore the remainder of the Premises in a proper condition for use by the Tenant will exceed six (6) months, or if the Owner does not commence to restore the Premises within sixty (60) days after the occurrence of the casualty or the taking, and proceed thereafter with reasonable diligence to completion, the Tenant’s sole remedy shall be the right to terminate this Lease by a written notice delivered to the Owner within thirty (30) days after the right to terminate arises.  In case of a taking of the parking facilities or a portion thereof, if the remainder is insufficient to provide 150 parking spaces for use by the Tenant’s employees and/or customers, the Tenant’s sole remedy shall be the right to terminate this Lease by a written notice delivered to the Owner within thirty (30) days after the right to terminate arises.  In no event shall the Tenant have any right or interest in any insurance proceeds paid or payable by reason of the casualty or, with respect to a taking, in the damages or compensation paid or payable except those portions thereof that are specifically allocated as compensation for actual expenses incurred by the Tenant for relocation expenses, business interruption, moving the Tenant’s fixtures, stock in trade and inventory and as compensation for the taking of the Tenant’s fixtures and lease hold improvements which shall belong to the Tenant and which Tenant has a right to remove at the expiration of the term of this Lease.  In the event of a termination of this Lease by the Owner or the Tenant hereunder, all rent and other sums payable shall be prorated as of the date of such termination.  In the event of a taking which permanently reduces the floor area of the Premises, the Basic Annual Rent shall be proportionately reduced for the remainder of the term of this Lease and the Tenant’s Premises

Percentage shall be redetermined by dividing the reduced square footage of the Premises by the total reduced leasable area within the Building.

XII.  ASSIGNMENT AND SUBLETTING

12.01.                  Restriction.  The Tenant shall not, either voluntarily or by operation of law, assign, encumber, pledge, sublet or otherwise transfer or hypothecate (hereafter “transfer”) this Lease or all any part of the Tenant’s leasehold estate in the Premises without first obtaining the written consent of the Owner, which consent shall not be unreasonably withheld provided that the use of the Premises shall be as described in Section 4.01, above.  The Owner further reserves the right to refuse to give such consent unless the Tenant remains fully liable during the unexpired term of this Lease or if, in the Owner’s reasonable discretion and opinion, (i) the assignment and/or the use of the Premises by the assignee will cause a breach of any provision (such as a radius, location, use or exclusivity provision) in any other lease, financing agreement or other agreement relating to the Building, or entitle another tenant or occupant of the Building to reduce its rent or terminate its lease, (ii) be in breach of any restrictions applicable to the Building, (iii) involve the storage, use or disposal of any material or substance which is then classified as “hazardous” or “toxic” by any law or regulation, (iv) adversely affect the reputation or image of the Building, as reasonably determined by the Owner, (v) require the Owner to perform any alterations to the Premises or the Building by reason of any applicable law, code or regulation, (vi) the nature or quality of the business to be conducted on the Premises would be a detrimental influence with respect to other tenants occupying the Building, or (vii) the creditworthiness of the proposed assignee or sublessee is less than the creditworthiness of the Tenant at the date of this Lease.  The Tenant agrees to reimburse the Owner the Owner’s reasonable attorney’s fees and other necessary costs incurred in connection with the processing and documentation of any such requested transfer of this Lease or the Tenant’s interest in and to the Premises.  The consent by the Owner to any assignment or subletting by the Tenant shall not, unless expressly agreed by the Owner in writing to the contrary, relieve the Tenant of any obligations under this Lease, whether accruing before or after such assignment or subletting.  The consent by the Owner to any assignment or subletting shall not constitute a waiver of the requirement to obtain the Owner’s consent to subsequent assignments or sublettings.  Each assignee shall, by taking possession of the Premises, be deemed to have expressly assumed all obligations of the Tenant under this Lease and shall remain jointly and severally liable with the Tenant for the full and timely performance of this Lease.  Any transfer of this Lease, the leasehold estate created hereby, or the Premises or any portion thereof, either voluntarily or involuntarily, whether by operation of law or otherwise, without the prior written consent of the Owner, shall be null and void and shall, at the option of the Owner, constitute a default under this Lease.

12.02.                  Subsequent Modifications.  The assignment of this Lease by the Tenant with the consent of the Owner shall, without being specifically so stated or agreed, constitute the express agreement by the Tenant that subsequent modifications of this Lease by the Owner and the assignee shall not (i) require the prior consent or approval of the Tenant (assignor), or (ii) release or relieve the Tenant (assignor) from liability hereunder, provided that if such modifications increase the rent or other obligations of the Tenant hereunder, the Tenant’s (assignor’s) liability shall be limited to the terms of this Lease as the same existed on the date of assignment.

12.03.                  Sublease Rent.  If the Tenant subleases the Premises to someone other than an Affiliate as defined below at a rent in excess of the rent reserved by the Owner hereunder, the Owner shall have the right to refuse consent thereto unless seventy five percent (75%) of such excess rent to be paid by the sublessee is agreed to be, and is, paid to the Owner and such condition is expressly agreed to be a reasonable limitation upon the Tenant’s right to sublease the Premises.

12.04.                  Assignment or Sublease to Affiliate.  Notwithstanding the foregoing, the Tenant shall have the right, without the prior written consent of the Owner, to (i) assign its interest in this Lease to an Affiliate (defined below), or (ii) sublease all or any part of the Premises to an Affiliate, provided, that (a) the Tenant delivers to the Owner a written notice of such assignment or sublease at least fifteen (15) days prior to the effective date thereof, (b) the Affiliate agrees in a writing, for the benefit of the Owner, to be bound by all of the terms, conditions and covenants of this Lease, and a full and correct copy of the same is promptly delivered to the Owner, and (c) the Tenant remains principally liable and responsible for, and complies with, all obligations of the “Tenant” under this Lease.  As used herein, the term “Affiliate” shall mean (1) an entity which is a successor to the Tenant by either merger or consolidation or pursuant to a sale of all or substantially all of the Tenant’s assets or stock, or (2) an entity controlled by, or under common control with, or controlling, the Tenant.  For the purposes of the foregoing, “controlled by” or “under common control with” or “controlling” shall mean, for any entity, the power and right to direct or cause the direction of management or policies of an entity through ownership of voting securities, partners, membership or otherwise.

XIII.  RELOCATION

13.01.                  Intentionally Omitted.

XIV.  SUBORDINATION AND FINANCING

14.01.                  The Tenant agrees that at all times this Lease and the Tenant’s leasehold estate created hereby shall be subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Owner’s interest in the Building and the Premises.  Upon the request of the Owner, the Tenant agrees to execute and deliver (but without cost to the Tenant) such documents as may be required to effectuate such subordination.  In the event the Tenant shall fail, neglect or refuse to execute and deliver any such document within ten (10) days after receipt by the Tenant of the document(s) to be executed by it, to effect such subordination, the Tenant hereby irrevocably appoints the Owner, and the owner’s successors and assigns, the true and lawful attorney-in-fact of the Tenant to execute and deliver in the Tenant’s own name any and all such documents for and on behalf of the Tenant in connection with such subordination.  In connection with such subordination, the Owner shall use all reasonable efforts to obtain the agreement in writing of the mortgagee or the beneficiary named in such mortgage, deed of trust or other encumbrance, for the benefit of the Tenant, that so long as the Tenant is not in default under this Lease beyond the applicable cure period, the rights of the Tenant hereunder shall not be terminated or modified nor shall the Tenant’s possession and use of the Premises be disturbed.

XV.  DEFAULT

15.01.                  Events of Default.  Time is of the essence of this Lease.  The occurrence of any of the following events shall constitute a material default and breach of this Lease by the Tenant:

(a)                                  The Tenant fails to occupy the Premises or once occupied, if the Tenant vacates or abandons the Premises;

(b)                                 The Tenant fails to pay any installment of rent within ten (10) days following its due date without the requirement of written notice of demand;

(c)                                  The Tenant fails to pay any other sum payable under this Lease within thirty (30) days after written demand therefore is delivered to the Tenant;

(d)                                 The default by the Tenant in the performance of any of the Tenant’s covenants, agreement or obligations hereunder (excluding a default in the payment of rent or other monies due) which continues for thirty (30) days after written notice thereof is delivered to the Tenant by the Owner;

(e)                                  A general assignment by the Tenant for the benefit of creditors;

(f)                                    The filing of a voluntary petition in bankruptcy by the Tenant, the filing of a voluntary petition for an arrangement, the filing of a voluntary or involuntary petition for reorganization or the filing of an involuntary petition by the Tenant’s creditors which remains undischarged for a period of sixty (60) days; or

(g)                                 The Tenant is the subject of a receivership, attachment or other judicial seizure of substantially all of the Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereon.

15.02.                  Owner’s Remedies.  In the event of a material default and breach of this Lease by the Tenant, the Owner shall have all rights and remedies allowed by law or equity including, but not limited to, the following:

(a)                                  Damages.  In addition to any other remedy available to the Owner at law or in equity, all of which other remedies are reserved unto the Owner, the Owner shall have the right to immediately terminate the Tenant’s right to possession of the Premises and/or this Lease and all rights of the Tenant hereunder by delivering a written notice of termination to the Tenant.  In the event that the Owner elects to so terminate such possession and/or this Lease, such election shall constitute the election by the Owner to accelerate all future rents payable under this Lease to be immediately due and payable and the Owner shall have the right to recover from the Tenant the following:

(i)                                     The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss the Tenant proves could have reasonably been avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could have reasonably been avoided; plus

(iv)                              Any other amount necessary to compensate the Owner for all detriment proximately caused by the Tenant’s failure to perform the obligations under this Lease or which in the ordinary course of things would likely to result therefrom; plus

(v)                                 Reasonable attorneys’ fees incurred by the Owner as the result of such material default and breach and costs in the event suit is filed by the Owner to enforce any remedy; plus

(vi)                              At Owner’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used herein shall be deemed to be the annual rent, additional rent and all other sums required to be paid by the Tenant pursuant to the terms of this Lease.

As used in subparagraphs (i), (ii) and (iii) above, the “worth at the time of award” shall be determined by allowing interest or discounting, as the case may be, at the rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.

(b)                                 Re-Entry.  In the event of a material default and breach by the Tenant, the Owner shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises and to store such property in a public warehouse or elsewhere at the cost of and for the account of the Tenant.

(c)                                  Election.  In the event of the vacation or abandonment of the Premises by the Tenant or if the Owner shall elect to re-enter the Premises as provided in subsection (b) above, or shall take possession of the Premises pursuant to legal proceeding or notice provided by law, and if the Owner does not elect to terminate this Lease as provided in subsection (a) above, then the Owner may, from time to time, without terminating this Lease, either recover all rental as it becomes due or re-let the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as the Owner, in the Owner’s sole discretion, may deem advisable with the right to make alterations and repairs to the Premises, the cost of which shall be chargeable to the Tenant.

If the Owner shall elect to so re-let the Premises, rents received by the Owner therefrom shall be applied as follows: first, to reasonable attorneys’ fees incurred by the Owner as a result of the Tenant’s default; second, to the cost of suit if an action is filed by the Owner to enforce the Owner’s remedies; third, to the payment of any indebtedness other than rent due under this Lease from the Tenant; fourth, to the payment of any cost of such re-letting; fifth, to the payment of the cost of any alterations and repairs to the Premises; and sixth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by the Owner and applied in payment of future rent as the same may become due and payable hereunder.  Should that portion of such rent received from any re-letting during any month which is applied to the payment of rent hereunder be less than the rent payable during the month by the Tenant hereunder, the Tenant shall pay such deficiency to the Owner.  The Tenant shall also pay to the Owner as soon as ascertained any costs and expenses incurred by the Owner in re-letting or in making the alterations and repairs to the Premises, the cost of which is not covered by the rents received from such re-letting.

(d)                                 Termination.  No re-entry or taking possession of the Premises by the Owner pursuant to the provisions of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is delivered by the Owner to the Tenant.  Notwithstanding a re-letting without termination by the Owner due to the default by the Tenant, the Owner may at any time after such re-letting elect to terminate this Lease for such default.

(e)                                  Owner’s Lien.  In addition to any other rights of the Owner as provided in this Article, upon the default of the Tenant, the Owner shall have the right to enter the Premises, change the locks on doors to the Premises and exclude the Tenant therefrom and, in addition, take and retain possession of any property on the Premises owned by or in the possession of the Tenant as and for security for the Tenant’s performance.  The Tenant hereby grants to the Owner a lien under §45-108, Idaho Code, on all of said property, which lien shall secure the future performance by the Tenant of this Lease.  No property subject to said lien shall be removed by the Tenant from the Premises so long as the Tenant is in default of any monetary obligations under this Lease.  No action taken by the Owner in connection with the enforcement of the Owner’s rights as provided in this Article shall constitute a trespass or conversion and the Tenant shall indemnify, save and hold the Owner harmless from and against any such claim or demand on account thereof.

15.03.                  Remedies Cumulative.  The rights, privileges, elections and remedies of the Owner set forth in this Lease or allowed by law or equity are cumulative and the enforcement by the Owner of a specific remedy shall not constitute an election of remedies and/or a waiver of other available remedies.

15.04.                  Mitigation.  The Owner shall have the obligation to make reasonable efforts to mitigate the loss or damage occasioned by a default of the Tenant, provided that said obligation to mitigate shall not relieve the Tenant of the burden of proof as required in this Article or otherwise affect the rights and remedies available to the Owner in the event of a default by the Tenant as provided in this Article, or otherwise allowed by law or equity.  Nothing herein shall obligate the Owner to mitigate rental loss by re-letting the Premises so long as the Owner has other similar premises vacant or by re-letting the Premises to a new tenant whose use of the Premises would be undesirable in the reasonable judgment of the Owner, require the Owner to expend any money to remodel, alter or improve the Premises, or would be result in the Owner being in breach or default of any contractual obligations of the Owner.

15.05.                  Owner’s Default.  If Owner shall be in default of any covenant of this Lease to be performed by it, Tenant, prior to exercising any right or remedy it may have against Owner on account thereof, shall give Owner a thirty (30) day written notice of such default, specifying the nature of such default.  Notwithstanding anything to the contrary elsewhere in this Lease, Tenant agrees that if the default specified in said notice is of such nature that it can be cured by Owner, but cannot with reasonable diligence be cured within said thirty (30) day period, then such default shall be deemed cured if Owner within said thirty (30) day period shall have commenced the curing thereof and shall continue thereafter with all due diligence to cause such curing to proceed to completion.

If Owner shall fail to cure a default of any covenant of this Lease to be performed by it and, as a consequence of such uncured default, Tenant shall recover a money judgment against

Owner, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Owner in the Building and its underlying realty and out of the rents, or other income from said property receivable by Owner, or out of the consideration received by Owner’s right, title and interest in said property, but neither Owner nor any partner or joint venture of Owner shall be personally liable for any deficiency.

XVI.  SURRENDER OF PREMISES

16.01.                  Upon the expiration or earlier termination of this Lease, the Tenant shall surrender the Premises to the Owner in as good order and condition as the same are at the Commencement Date of this Lease or hereafter improved by the Owner or the Tenant, reasonable wear and tear excepted.  The Tenant shall, without expense to the Owner, remove from the Premises all debris, rubbish and property which the Tenant has the right to remove from the Premises under the terms of this Lease.  The Tenant agrees that any property of the Tenant not removed by the Tenant upon the expiration of the term of this Lease (or within seventy-two (72) hours after termination by reason of the Tenant’s default) shall be deemed abandoned by the Tenant and the Owner may either (i) retain the same on the Premises in which case the ownership thereof shall be conclusively deemed to be transferred to the Owner, or (ii) dispose of the same in any manner elected by the Owner and the Tenant hereby waives any claim against the Owner in connection therewith.

XVII.  MISCELLANEOUS

17.01.                  Owner’s Right of Entry.  The Owner and the Owner’s authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of determining whether the Premises are in good condition, to make necessary repairs or perform any maintenance, to serve any notice required or allowed under this Lease or to show the Premises to prospective brokers, agents, buyers or tenants, in such manner so as to not unreasonably interfere with Tenant’s business.

17.02.                  Quiet Enjoyment.  The Owner agrees that the Tenant, upon paying the rent and other sums payable by the Tenant under this Lease and performing the other obligations of the Tenant as set forth in this Lease, shall quietly have, hold and enjoy the Premises during the term hereof.

17.03.                  No Waiver.  The failure of the Owner or the Tenant to seek redress for violations or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed a waiver of such violation or of any future similar violation and the waiver by the Owner or the Tenant of any breach shall not be deemed a waiver of any past, present or future breach of the same or any other term, covenant or condition of this Lease.

17.04.                  Notices.  Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease, it shall be deemed delivered when it is in writing and personally delivered or deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested and addressed to the party at the address set forth in the Basic Lease Provisions.

17.05.                  Limitation of Owner’s Liability.  The obligations of the Owner under this Lease do not constitute personal obligations of the Owner or the Owner’s successors or assigns and the Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Owner or the Owner’s successors or assigns for satisfaction of any liability under this Lease.

17.06.                  Holding Over.  Should the Tenant continue to occupy the Premises or any part thereof after the expiration or earlier termination of this Lease, whether with or against the consent of the Owner, such tenancy shall be month-to-month at a rent equal to 125% of the Basic Annual Rent in force and effect for the last month of the term expired or terminated.

17.07.                  Attorneys’ Fees and Costs.  If either party shall default under this Lease and said default is cured with the assistance of an attorney for the other party, as a part of curing said default, the reasonable attorneys’ fees incurred by the other party shall be added to the balance due and payable or, in the case of a non-monetary default, shall be reimbursed to the other party upon demand.  In the event suit or action is filed by either party against the other to interpret or enforce this Lease, the unsuccessful party to such litigation agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal.

17.08.                  Construction.  All parties hereto have either (i) been represented by separate legal counsel, or (ii) have had the opportunity to be so represented.  Thus, in all cases, the language herein shall be construed simply and in accordance with its fair meaning and not strictly for or against a party, regardless of which party prepared or caused the preparation of this Lease.

17.09.                  Succession.  This Lease shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties.

17.10.                  Estoppel Certificate.  The Tenant shall, at any time upon not less than ten (10) days’ prior written notice from the Owner, execute, acknowledge and deliver to the Owner a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, (ii) acknowledging that there are not, to the Tenant’s knowledge, any uncured defaults on the part of the Owner hereunder, or specifying such defaults if they are claimed, and (iii) containing any other certifications, acknowledgments and representations as may be reasonably requested by the Owner or the party for whose benefit such estoppel certificate is requested.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or the Real Property.  The Tenant’s failure to deliver such statement within said time shall be conclusive upon the Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by the Owner, (ii) that there are no uncured defaults in the Owner’s performance, (iii) that not more than an amount equal to one (1) month’s installment of the Basic

Annual Rent has been paid in advance, and (iv) that such additional certifications, acknowledgments and representations as are requested under subsection (a) (iii), hereof, are valid, true and correct as shall be represented by the Owner.  If the Owner desires to finance or refinance the Premises, the Tenant hereby agrees to deliver to any lender designated by the Owner such financial statements of the Tenant as may be reasonably required by such lender.  All such financial statements shall be received by the Owner in confidence and shall be used only for the purpose herein set forth.

17.11.                  Warranty Re: Financial Statements.  The Tenant and the officer(s) signing this Lease for a corporate Tenant and each guarantor of this Lease, if any, represent, wan-ant and certify to the Owner that any financial statement or other financial information given to the Owner is true, accurate and correct and truly and accurately represents the financial condition of the Tenant or the guarantor(s), as the case may be, as of the date of this Lease.  The Tenant and the guarantor(s) acknowledge that said financial statement(s) and information was given to the Owner to induce the Owner to execute this Lease and was relied upon by the Owner in so doing.

17.12.                  Notice of ADA Violations.  Within ten (10) days after receipt, the Owner and the Tenant shall advise the other party in writing, and provide the other party with copies of any notices claiming or alleging violation of the Americans with Disabilities Act of 1990 (hereafter “ADA”) relating to the Premises or the Building, or any claim made or threatened in writing regarding noncompliance with the ADA and relating to the Premises or the Building, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to the Premises or the Building.

17.13.                  Severability.  If any term or provision of this Lease shall be determined by a Court to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.  It is the intention of the parties that if any provision in this Lease is capable of two constructions, then the provision shall be interpreted to have the meaning which renders it valid.

17.14.                  Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, court orders, acts of God, inability to obtain labor or materials or reasonable substitutes thereof, government restrictions, regulations or controls, hostile government action, civil commotion, fire or other casualty and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except the obligations imposed with regard to rent and other charges to be paid by the Tenant pursuant to this Lease, which obligation shall not be affected thereby.

17.15.                  No Recording.  Neither party shall record this Lease or any memorandum hereof, it being agreed that the Tenant’s possession of the Premises shall be adequate notice of the Tenant’s leasehold interest.

17.16.                  Article Headings.  The article headings, title and captions used in this Lease are for convenience only and are not part of this Lease.

17.17.                  Entire Agreement.  This Lease, including the exhibits attached hereto, contains the entire agreement between the parties as of the date of this Lease and the execution hereof has not been induced by either party or any agent of either party, by representations, promises, undertakings not expressed herein.  There are no collateral agreements, stipulations, covenants, promises, inducements or undertakings whatsoever between the parties concerning the subject matter of this Lease which are not expressly contained herein.

17.18.                  Special Provisions.  The following special provisions are a part of this Lease (if none, write “None”):

(a)                                  Right to Lease Additional Space.  At any time during the term of this Lease, the Tenant shall have the right of first offer on the whole of any space which is located in the Building (hereafter “Additional Space”), which Additional Space was, after the date of this Lease, leased to and occupied by a third (3rd) party but becomes vacant and available for lease.  Prior to making or accepting an offer to lease the Additional Space to or from a third (3rd) party, the Owner shall deliver to the Tenant a written notice (hereafter “Owner’s Notice”) advising the Tenant that the Additional Space is available for lease.  If the Tenant is interested in leasing the Additional Space, the Tenant shall so notify the Owner in writing (hereafter “Tenant’s Notice”) within Ten (10) business days after the Tenant’s receipt of the Owner’s Notice.

The rent and other terms of the leasing by the Owner to the Tenant of the Additional Space shall be at the then prevailing fair market rent and terms, provided, that if, within ten (10) business days after the delivery by the Tenant to the Owner of the Tenant’s Notice, the Owner and the Tenant cannot agree on the then prevailing fair market rent and terms for the Additional Space, rights of the Tenant to lease the Additional Space shall terminate and end and the Owner shall have the right to list the Additional Space for lease with a broker and otherwise solicit third party often for the lease of the Additional Space and to lease the Additional Spice to a third party without further obligation to the Tenant.

The failure of the Tenant to deliver the Owner the Tenant’s Notice within the time herein specified shall be conclusively deemed to be a waiver by the Tenant of its right of first offer with respect to the Additional Space as provided in this Section.

(b)                                 Cooperation With Tenant’s Lender.  The Owner agrees that it shall reasonably cooperate with the Tenant and the Tenant’s lender (hereafter “Lender”) in connection with the Tenant’s granting to the Lender of a security interest in any fixtures, equipment or other property owned by the

Tenant and located on the Premises and/or the assignment of this Lease by the Tenant to the Lender, and shall timely execute and deliver to the Lender such instruments and documents as may be reasonably required by the Lender in connection therewith, which instruments and documents are in a form and content approved by the Owner, in the Owner’s reasonable discretion; provided, that it shall not be unreasonable for the Owner to withhold approval of any such instrument or document which (i) grants to the Lender any rights or remedies which are not in strict conformance with the rights and remedies granted to the Tenant under this Lease, including, but not limited to, the right of the Lender to assign the Lease or sublease all or any portion of the Premises except in accordance with the terms of this Lease regarding assignment and subletting, (ii) releases the Tenant from the obligation for the full and timely performance of the Tenant’s obligations under this Lease, (iii) relieves the Lender from the obligations of the Tenant under this Lease if the Lender elects to take possession of the Premises, (iv) expands the time allowed to the Tenant or the Lender for the curing of any default, (v) does not require the Lender to remove the collateral from the Premises after receipt of written notice from the Owner that (a) the Tenant has vacated the Premises or (b) the Owner has terminated the Lease because of the Tenant’s uncured default, and, further, provides that any of the collateral not removed from the Premises shall be deemed abandoned and grants to the Owner the right to remove and dispose of the same as the Owner elects with all proceeds therefrom to be the property of the Owner, (vi) does not require the Lender, at its cost, to promptly repair and restore the Premises after the removal of the collateral from the Premises, (vii) allows the Lender to conduct an auction sale on the Premises, (viii) does not require the Lender to indemnify, save and hold the Owner and the Premises harmless from any loss, damage, claim, lien, cost or expense in connection with the removal of the collateral from the Premises and the repair and restoration of the Premises, or (ix) requires the Lender’s prior approval of any written modification to this Lease signed by the Owner and the Tenant.